UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 13, 2023

Citigroup Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-9924	52-1568099
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

388 Greenwich Street, New York, New York (Address of principal executive offices)		10013 (Zip Code)

(212) 559-1000

(Registrant's telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934 formatted in Inline XBRL: See Exhibit 99.2

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CITIGROUP INC.

Current Report on Form 8-K

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 13, 2023, Citigroup Inc. (Citi) announced the below management changes, effective as of such date.

●	Peter Babej will no longer serve as Chief Executive Officer of Citi’s Asia Pacific region. Mr. Babej will serve as Citi’s Interim Head of Banking and as a member of Citi’s Executive Management Team, reporting to Citi’s Chief Executive Officer, Jane Fraser, through his retirement effective in the first half of 2024 on a date to be determined.
●	Anand Selvakesari will no longer serve as Chief Executive Officer of Personal Banking and Wealth Management (PBWM) of Citi. Mr. Selvakesari will continue in his role as Citi’s Chief Operating Officer, and as a member of Citi’s Executive Management Team, reporting to Citi’s Chief Executive Officer.
●	Paco Ybarra, who as previously disclosed (see Exhibit 99.1) will retire in the first half of 2024 on a date to be determined, will no longer serve as Chief Executive Officer of the Institutional Clients Group (ICG) of Citi and will cease to be a Citi executive officer (Section 16 insider). Mr. Ybarra will become a Senior Advisor to Citi’s Executive Management Team and will serve in that capacity though his retirement date, reporting to Citi’s Chief Executive Officer.

Item 8.01  Other Information.

In connection with the management changes noted in Item 5.02 above, on September 13, 2023, Citi also announced it will be making changes to its operating model that will simplify the firm and will further align its organizational structure with its business strategy. This new operating model will elevate the leaders of Citi’s five key businesses, who will report directly to Citi’s Chief Executive Officer, and will eliminate management layers.

Citi’s new operating model will involve elimination of ICG and PBWM, as of the fourth quarter of 2023, and will result in the following five new reportable operating segments:

●	Services, consisting of Treasury and Trade Solutions and Securities Services.
●	Markets, consisting of Fixed Income and Equity markets.
●	Banking, consisting of Investment banking and Corporate banking.
●	Global Wealth Management, consisting of Private bank, Wealth at Work and Citigold.
●	U.S. Personal Banking, consisting of Cards (Branded cards and Retail services) and Retail banking.

Activities not assigned to the above reportable operating segments will be included in All Other, which will consist of Legacy Franchises (Asia consumer banking, Mexico consumer banking and Mexico small business and middle-market banking and Legacy Holdings Assets) and Corporate/Other. As a result of these changes, Citi will revise its financial reporting structure to align with the management and operating model changes, effective as of the end of the fourth quarter of 2023.

As part of its overall simplification initiatives, in addition to the elimination of the ICG and PBWM layers, Citi will also consolidate its regional structure, creating one international group, centralize client capabilities and streamline its global staff functions. Citi expects to incur charges through the first half of 2024 as additional phases of its overall simplification initiatives are finalized and implemented.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number
99.1	Citigroup Inc. Current Report on Form 8-K dated August 3, 2023.
99.2	Citigroup Inc. securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934 as of the filing date.
104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIGROUP INC.

Dated: September 13, 2023
	By:	/s/ Brent J. McIntosh
Brent J. McIntosh
Chief Legal Officer and Corporate Secretary

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